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                                                                    EXHIBIT 99.1

[AirGate PCS LOGO]                                                   [iPCS LOGO]

               AIRGATE PCS TO COMBINE WITH iPCS FOR $900 MILLION
                TO CREATE THE PREMIER SPRINT PCS NETWORK PARTNER

     Combined Company to Serve More Than 14.5 Million POPs in Seven States
                          in the Southeast and Midwest

ATLANTA and SCHAUMBURG, IL (August 29, 2001) - AirGate PCS, Inc.
(Nasdaq/NM: PCSA), a Sprint PCS Network Partner serving the Southeast, and iPCS, Inc., a privately held Sprint PCS Network Partner serving the Midwest, today announced that their Boards of Directors have unanimously approved an agreement under which AirGate and iPCS will combine in a tax-free, stock for stock transaction for 13.5 million shares of AirGate common stock, which includes 1.1 million shares reserved for issuance upon the exercise of outstanding iPCS options and warrants. Based on AirGate's closing stock price of $59.47 on August 28, 2001, the transaction has an equity value of $803 million. AirGate will also assume approximately $97 million of iPCS net debt.

The combined company will:
  .  Be fully funded and have a significant cash cushion;
  . Include approximately 11 million covered POPs - making it the largest Sprint PCS network partner based on coverage;
  .  Serve over 300,000 subscribers;
  . Control distribution that spans attractive territory in seven states, including important markets such as Grand Rapids, Michigan; Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Champaign-Urbana and Springfield, Illinois; and the Quad Cities;
  . Boast among the industry's highest subscriber growth rates; and . Cover more than 80 percent of its POPs. AirGate has already completed its network buildout, and iPCS expects its buildout to be completed by the end of this year.

Thomas M. Dougherty, president and chief executive officer of AirGate said, "This is a unique opportunity for AirGate to expand its existing network and customer base and to leverage our operating expertise across iPCS' strong and attractive markets. We successfully completed AirGate's build out plan in less than 10 months - an industry record. Today, we provide service to 82 percent of our territory, including every major metropolitan area in our market. iPCS' build out, which is fully funded, is expected to be completed by the end of the year. At that point, our network infrastructure will cover 12 million people in key markets throughout the southeastern and midwestern United States. When combined, our territory will be adjacent to 30 million POPs in major cities operated by Sprint PCS, including Atlanta, Charlotte, Chicago, Detroit and St. Louis."

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Mr. Dougherty continued, "The wireless communications industry continues to evolve and grow at an unprecedented rate. Both AirGate's and iPCS' operating regions enjoy strong demographics that support the continued demand for wireless service. AirGate's territory has one of the highest population densities among Sprint PCS affiliates and a significant number of highway miles and major interstate corridors leading to tourist destinations. In addition, the AirGate markets also benefit from a significant Sprint local exchange carrier presence. Similarly, iPCS' service territory has a high population density and includes Grand Rapids, which is the largest market affiliated by Sprint PCS. iPCS' territory also includes the headquarters of a number of large companies such as State Farm Insurance, Archer Daniels Midland, Dow Chemical, John Deere and Caterpillar, as well as over 90 colleges and universities. By leveraging our joint operating expertise and the Sprint brand, we believe there is significant potential for additional subscriber growth and market penetration in our combined territory. We look forward to working with iPCS' talented workforce to identify best practices and deliver value to shareholders and customers alike."

Timothy M. Yager, president and chief executive officer of iPCS said, "We are excited about combining our company with AirGate. This transaction brings together two of the leading Sprint PCS affiliates, both of which have enjoyed superior subscriber growth. We share a common culture, strategic approach to our markets and focus on shareholder value. When combined, our company will be a formidable competitor and outstanding service provider. We believe that with our attractive markets, larger scale and the strong support of Sprint PCS, we have the formula for success, creating enhanced growth and profit opportunities. We look forward to working with AirGate to continue setting new benchmarks for our industry."

Terms

Under the terms of the transaction, AirGate will issue approximately 12.4 million shares of AirGate common stock. AirGate will hold in reserve an additional 1.1 million shares for issuance upon the exercise of outstanding iPCS options and warrants. Assuming the full conversion of each company's options and warrants, AirGate's shareholders will own 52.5 percent of the combined company, and iPCS' shareholders will own 47.5 percent. The combination will be accounted for as a purchase.

Upon completion of the transaction, iPCS will become a wholly owned subsidiary of AirGate. Barry Schiffman will remain Chairman of AirGate, Thomas Dougherty will remain president and chief executive officer, and Alan Catherall will remain chief financial officer of AirGate. Timothy Yager, president and chief executive officer of iPCS, will continue in that position until the transaction closes, and Mr. Yager will then join the AirGate Board of Directors as one of iPCS' three designated directors out of a nine member board. A representative of The Blackstone Group LP, which through its affiliated funds is a significant shareholder of iPCS, and another independent director to be agreed upon by both AirGate and iPCS will also be added to the Board.

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The transaction is subject to customary regulatory review, and approvals by the shareholders of AirGate, both companies' senior secured lenders, and Sprint PCS. A majority of the shareholders of iPCS have agreed to vote their shares in favor of the merger. The transaction is expected to close by the end of February 2002.

Guidance

On a stand-alone basis, AirGate continues to expect to reach EBITDA positive in the second calendar quarter of 2002. As a result of this transaction, on a combined basis, the Company expects to reach EBITDA positive one quarter later.

Advisors

UBS Warburg acted as financial advisor and Winston & Strawn acted as legal counsel to AirGate. Lehman Brothers acted as financial advisor and Mayer, Brown & Platt acted as legal counsel to iPCS.

Financial Analyst Teleconference

AirGate PCS and iPCS will jointly hold a conference call to discuss this transaction today, August 29, 2001 at 9:45 a.m. EDT. A live broadcast of the conference call and management's presentation will be available online at www.airgatepcsa.com or www.streetevents.com. Management's presentation will be available for downloading on www.airgatepcsa.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through 5 p.m. EDT on Wednesday, September 5, 2001.

About iPCS

iPCS, Inc. is a Sprint PCS Network Partner providing Sprint PCS wireless personal communication services in the midwestern United States. iPCS has the exclusive right to provide mobile wireless personal communication network services under the Sprint PCS brand to a total population of more than 7.4 million in 37 markets located in Illinois, Michigan, Iowa and eastern Nebraska. The Company's territory includes Cedar Rapids, Champaign-Urbana, Grand Rapids, Peoria, the Quad Cities, Saginaw-Bay City, and Springfield.

iPCS' major shareholders include affiliates of The Blackstone Group LP, which is a significant shareholder through its Blackstone Communications Partners I and Blackstone Capital Partners III funds, Geneseo Communications, Inc. and Cambridge Telecom, Inc.

iPCS' filings with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2001, are available at www.sec.gov.

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About AirGate

AirGate PCS, Inc. is the exclusive manager and operator of Sprint PCS products and services throughout most of the state of South Carolina, including Charleston, Columbia and Greenville-Spartanburg, parts of North Carolina, including Asheville, Wilmington and Hickory, and the eastern Georgia cities of Augusta and Savannah. With a territory that includes more than 7.1 million POPs covering 62,000 contiguous square miles, AirGate PCS is one of the largest Sprint PCS affiliates based on the size of the population in its territory. As a Sprint PCS affiliate, AirGate PCS built its own PCS network to exclusively provide 100% digital, 100% PCS products and services under the Sprint and Sprint PCS brand names in its territory.

About Sprint

Sprint is a global communications company serving 23 million business and residential customers in more than 70 countries. With more than 80,000 employees worldwide and $23 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state of the art network technologies, including the United States' first nationwide all-digital, fiber-optic network. Sprint's award-winning Tier 1 Internet backbone is being extended to key global markets to provide customers with a broad portfolio of scalable IP products. Sprint's high-capacity, high-speed network gives customers fast, dependable, non-stop access to the vast majority of the world's Internet content. Sprint also operates the largest 100-percent digital, nationwide PCS wireless network in the United States, already serving the majority of the nation's metropolitan areas including more than 4,000 cities and communities.

For more information, visit the Sprint PCS web site at http://www.sprintpcs.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this news release, such as statements concerning AirGate PCS', iPCS' or the combined company's anticipated performance, plans for growth and anticipated financial results and other factors that could affect future operations or performance and other non-historical facts, are forward looking statements made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. Since these forward looking statements are based on factors that involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such factors include: the ability to successfully integrate the two businesses, the competitiveness and financial impact of Sprint PCS pricing plans, products and services; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; the ability to successfully complete the build-out of the iPCS network, the potential need for additional capital, anticipated future losses; the significant level of indebtedness of the combined companies and volatility of AirGate PCS's stock price. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS's and iPCS' filings with the Securities and Exchange Commission ("SEC"), especially in the "investment considerations" section of AirGate PCS's Form 10-K for the fiscal year ended September 30, 2000, AirGate PCS's Form 10-Q for the fiscal quarter ended June 30, 2001, iPCS' Form 10-K for the fiscal year ended December 31, 2000, iPCS' Form 10-Q for the fiscal quarter ended June 30, 2001, and in subsequent filings with the SEC. In addition, EBITDA is a financial measure used in the financial community. It is not, however, a measure of financial performance under generally accepted accounting principles in the United States. Neither company will undertake to update or revise any forward-looking statement contained herein.

On January 8, 2001, the SEC declared effective iPCS' registration statement relating to the resale of up to 300,000 warrants to purchase shares of its common stock and the offer and sale of 2,929,699 shares of its common stock. iPCS has filed a registration statement with the SEC for an initial public offering of 8,333,333 shares of its common stock. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state. Offers to sell these securities will be made only by means of a prospectus.

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Additional Information

In connection with the proposed merger, AirGate PCS, Inc. will file a proxy statement/prospectus with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus will be filed with the SEC by AirGate PCS, Inc. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) and other documents containing information about AirGate PCS, Inc. and iPCS, Inc., without charge, at the SEC's web site at www.sec.gov. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus may also be obtained for free by directing a request to: Investor Relations, AirGate PCS, Inc., 233 Peachtree St. NE, Harris Tower Suite 1700, Atlanta, Georgia 30303, Phone: 404 525-7272, Fax: 404 525-7922.

In addition, the identity of the persons who, under SEC rules, may be considered "participants in the solicitation" of AirGate PCS shareholders in connection with the proposed transaction, and any description of their direct or indirect interests, by security holdings or otherwise, is available in an SEC filing under Schedule 14A made by AirGate PCS on December 20, 2000.

This communication is not an offer to purchase shares of iPCS, Inc., nor is it an offer to sell shares of AirGate PCS, Inc. common stock which may be issued in any proposed merger with iPCS, Inc. Any issuance of AirGate PCS, Inc. common stock in any proposed merger with iPCS, Inc. would have to be registered under the Securities Act of 1933, as amended and such AirGate, PCS, Inc. common stock would be offered only by means of a prospectus complying with the Act.

Contact Information:

AirGate PCS, Inc.                      iPCS, Inc.
Alan Catherall                         Stebbins Chandor
Chief Financial Officer                Chief Financial Officer
404-525-7272                           847-944-2900

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